EX-99.19a-1

MFS® Special Value Trust

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	October-2022
Distribution amount per share	$0.03748

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

			Total cumulative	% Breakdown of the total
	Current	% Breakdown of	distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.00787	21%	$0.12549	25%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.02961	79%	0.18573	37%
Return of Capital or	0.00000	0%	0.19075	38%
Other Capital Source
Total (per common share)	$0.03748	100%	$0.50197	100%
Average annual total return (in relation to NAV) for the five years ended 9-30-2022	2.76%
Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2022	10.56%
Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2022	-15.67%
Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2022	11.78%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1022

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	September-2022
Distribution amount per share	$0.03959

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

			Total cumulative	% Breakdown of the total
	Current	% Breakdown of	distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.01029	26%	$0.11612	25%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00277	7%	0.14864	32%
Return of Capital or	0.02653	67%	0.19973	43%
Other Capital Source
Total (per common share)	$0.03959	100%	$0.46449	100%
Average annual total return (in relation to NAV) for the five years ended 8-31-2022	4.36%
Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2022	10.40%
Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2022	-10.40%
Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2022	10.16%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0922

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	August-2022
Distribution amount per share	$0.03818

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

			Total cumulative	% Breakdown of the total
	Current	% Breakdown of	distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.00993	26%	$0.10623	25%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.01374	36%	0.14447	34%
Return of Capital or	0.01451	38%	0.17420	41%
Other Capital Source
Total (per common share)	$0.03818	100%	$0.42490	100%
Average annual total return (in relation to NAV) for the five years ended 7-31-2022	4.87%
Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2022	9.69%
Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2022	-8.01%
Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2022	8.98%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0822

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	July-2022
Distribution amount per share	$0.03846

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

			Total cumulative	% Breakdown of the total
	Current	% Breakdown of	distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.00923	24%	$0.09282	24%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00192	5%	0.13148	34%
Return of Capital or	0.02731	71%	0.16242	42%
Other Capital Source
Total (per common share)	$0.03846	100%	$0.38672	100%
Average annual total return (in relation to NAV) for the five years ended 6-30-2022	3.75%
Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2022	10.28%
Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2022	-13.39%
Cumulative fiscal year distributions as a percentage of NAV as of 6-30-22	8.61%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0722

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	June-2022
Distribution amount per share	$0.03992

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

			Total cumulative	% Breakdown of the total
	Current	% Breakdown of	distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.01038	26%	$0.08358	24%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00080	2%	0.13234	38%
Return of Capital or	0.02874	72%	0.13234	38%
Other Capital Source
Total (per common share)	$0.03992	100%	$0.34826	100%
Average annual total return (in relation to NAV) for the five years ended 5-31-2022	5.48%
Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2022	9.82%
Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2022	-6.69%
Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2022	7.14%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0622

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	May-2022
Distribution amount per share	$0.04184

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each November 1st. All amounts are expressed per common share.

	Current	% Breakdown of	Total cumulative	% Breakdown of the total
			distributions for the	cumulative distributions
	distribution	current distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.01172	28%	$0.07400	24%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00669	16%	0.13259	43%
Return of Capital or	0.02343	56%	0.10175	33%
Other Capital Source
Total (per common share)	$0.04184	100%	$0.30834	100%
Average annual total return (in relation to NAV) for the five years ended 4-30-2022	5.34%
Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2022	10.37%
Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2022	-8.22%
Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2022	6.37%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax- reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0522